VOTING AGREEMENT


      This Voting Agreement ("Agreement") is made and entered into as of March 17, 1998 by and among Apartment Investment and Management Company, a Maryland corporation ("AIMCO"), the undersigned stockholder of Insignia Financial Group, Inc., a Delaware corporation ("IFG"), and IFG.

                                  RECITALS

      Concurrently with the execution of this Agreement, AIMCO, IFG and Insignia/ESG, Inc., a Delaware corporation ("SpinCo") have entered into an Agreement and Plan of Merger dated as of March 17, 1998 (the "Merger Agreement"), providing for the merger of IFG with and into AIMCO, with AIMCO being the surviving corporation (the "Merger"). The Merger Agreement further contemplates that all of the issued and outstanding shares of SpinCo, a wholly-owned subsidiary of IFG, shall be distributed to the stockholders of IFG prior to the Merger. The stockholder named on the signature page hereof (the "Stockholder") is the holder of record of at least the number of shares of the outstanding common stock, par value $.01 per share, of IFG ("IFG Common Stock"), as is indicated on the final page of this Agreement (the "Shares"), and the number of options to purchase shares of IFG Common Stock as is indicated on the final page of this Agreement (the "Options"). In consideration of and to induce the execution of the Merger Agreement by AIMCO, the Stockholder agrees to vote the Shares so as to facilitate consummation of the Merger to the extent more fully described below.

      NOW, THEREFORE, in consideration of the mutual promises and the mutual covenants and agreements contained herein, the parties agree as follows:

           1. Agreement to Vote Shares. At any meeting of the stockholders of IFG called with respect to the Merger and the Merger Agreement, and at any adjournment thereof, and with respect to any consent solicited with respect to the Merger and the Merger Agreement, the Spin-Off and any related transactions, the Stockholder shall vote the Shares (a) in favor of approval of the Merger and the Merger Agreement, the Spin-Off and any matter which could reasonably be expected to facilitate the Merger and such other transactions and (b) against any Acquisition Proposal as such term is defined in the Merger Agreement. The Stockholder may vote on all other matters. The Stockholder, as the holder of voting stock of IFG shall be present, in person or by proxy, at all meetings of stockholders of IFG and at any adjournment thereof so that all Shares are counted for the purpose of determining the presence of a quorum at such meetings. This Agreement is intended to bind the Stockholder only with respect to the voting of his Shares as a Stockholder herein, and shall not prohibit the Stockholder from acting in accordance with his fiduciary duties as an officer or director of IFG.

           2. Irrevocable Proxy. Concurrently with the execution of this Agreement, the Stockholder agrees to deliver to AIMCO an irrevocable proxy in the form attached hereto as Annex A (the "Proxy"), provided that the Proxy shall be revoked only upon termination of the Call Option and Purchase Price Adjustment Agreement of even date between AIMCO and Andrew
 L. Farkas (the "Expiration Date"). The Proxy is irrevocable and coupled with an interest in the obligations of Stockholder.

           3. Definition of Shares. For purposes of this Agreement, the term "Shares" shall (unless the Stockholder, MAP IV or MAP V (both as hereinafter defined)) include any shares of IFG capital stock which the Stockholder purchases for his own account or otherwise acquires for his own account after the execution of this Agreement and prior to the Expiration Date, including shares obtained upon exercise of Options, or upon dissolution of Metropolitan Asset Partners IV L.P. ("MAP IV") and Metropolitan Asset Partners V L.P. ("MAP V"). However, unless the Stockholder is MAP IV or MAP V, "Shares" includes only those shares of IFG Common Stock owned of record and beneficially by Stockholder and does not include shares of IFG Common Stock beneficially owned by others notwithstanding that such shares may be owned of record by Stockholder. As to MAP IV and MAP V, "Shares" means only those shares of IFG Common Stock as is indicated on the final page of this Agreement less any shares distributed to Andrew L. Fortras.

           4. Representations, Warranties and Covenants of the Stockholder. The Stockholder hereby represents, warrants and covenants to AIMCO that, except as specifically described on Annex B to this Agreement,
 (a) the Stockholder has duly authorized, executed and delivered this Agreement and this Agreement is a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms; and neither the execution of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will constitute a violation of or default under, or conflict with, any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or by which the Stockholder is bound; (b) unless the Stockholder is MAP IV or MAP V, as of the date hereof, the Shares and the Options listed on the signature page of this Agreement represent all the vested shares of IFG Common Stock and Options owned by the Stockholder and there are no options, warrants or rights to purchase or acquire, or agreements relating to, the Shares and Options other than this Agreement and the Call Option and Price Adjustment Agreement of even date; (c) upon dissolution of MAP IV and MAP V, the Stockholder will have (without exception) good title to the Shares and Options free and clear of all claims, liens, charges, encumbrances and security interest of any nature whatsoever, except that the Stockholder may have pledged all or part of the Shares to a bona fide financial institution which agrees in writing to be bound by this Agreement or to AIMCO; (d) except for this Agreement and the Irrevocable Proxy contemplated hereby, Stockholder is not a party to or otherwise bound by any proxy, voting agreement or restriction which affects the voting rights of the Shares or any shares underlying the Options or any capital stock or other security of IFG; and (e) in the case of a Stockholder which is a trust, the undersigned individual trustees of such trust are lawful and duly appointed trustees of such trust and have full power and authority on behalf of such trust to enter into this Agreement and to consummate the transactions contemplated hereby.

           5. Representations, Warranties and Covenants of AIMCO. AIMCO represents, warrants and covenants to the Stockholder, as follows:

                5.1. Due Authorization. This Agreement has been authorized by all necessary corporate action on the part of AIMCO and has been duly executed by a duly authorized representative of AIMCO.

                5.2 Validity; No Conflict. This Agreement constitutes the legal, valid and binding obligation of AIMCO. Neither the execution of this Agreement by AIMCO nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which AIMCO is bound or of any decree, judgment, order, law or regulation now in effect of any court or other governmental body applicable to AIMCO.

           6. Additional Documents. The Stockholder and AIMCO hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of AIMCO's legal counsel or the Stockholder, as the case may be, to carry out the intent of this Agreement.

           7. Consent and Waiver. The Stockholder hereby gives any consent or waivers that are reasonably required for the consummation of the Merger and any related transactions under the terms of any agreement to which the Stockholder is a party or pursuant to any rights the Stockholder may have.

           8.   Miscellaneous.

                8.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                8.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the other.

                8.3 Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                8.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that AIMCO will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies which may be available to AIMCO upon such violation, AIMCO shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to it at law or in equity.

                8.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by commercial overnight courier service, by confirmed telecopy, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

           (a)  if to AIMCO, to

                Apartment Investment and Management Company
                1873 South Bellaire Street
                17th Floor
                Denver, Colorado  80222
                Attention:  Peter K. Kompaniez
                Facsimile No.:  (303) 757-8735

                with a copy to:

                Skadden, Arps, Slate, Meagher & Flom LLP
                919 Third Avenue
                New York, New York  10022-3897
                Attention:   Patrick J. Foye, Esq.
                Facsimile:  (212) 735-2000

           (b)  if to IFG or Stockholder, to

                Insignia Financial Group, Inc.
                200 Park Avenue
                New York, New York  10166
                Attention:  Adam Gilbert
                Facsimile No.:  (212) 984-8040

                with a copy to:

                Proskauer Rose LLP
                1585 Broadway
                New York, New York  10036
                Attention:  Arnold S. Jacobs, Esq.
                Facsimile No.: (212) 969-2900

      or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

                8.6 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York without giving effect to principles of conflicts of law.

                8.7 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

                8.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                8.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                8.10 Termination. Notwithstanding anything else in this Agreement, this Agreement and the Proxy, and all obligations of the Stockholder under either of them, shall automatically terminate as of the Expiration Date.

                8.11 Capitalized Terms. Capitalized terms used and not defined herein shall have the meaning ascribed to them in the Merger Agreement.

                8.12 IFG Action. IFG agrees to take whatever action may be reasonably necessary to effect the transactions contemplated by this Agreement.


           IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.



                                       APARTMENT INVESTMENT AND
                                          MANAGEMENT COMPANY


                                       By: __________________________
                                       Name:  Peter Kompaniez
                                       Title:  President


 Shares Subject to this Agreement:     [STOCKHOLDER]

 ____ shares of IFG Common Stock
                                       By:___________________________
 ____ Options Subject to this
        Agreement:

 ____  shares of IFG Common Stock
           subject to the Options


                                       INSIGNIA FINANCIAL GROUP,
                                         INC.


                                       By: __________________________
                                       Name:  Frank M. Garrison
                                       Title:  Executive Managing Director




                                                        ANNEX A

                             IRREVOCABLE PROXY


      The undersigned holder of shares of capital stock (the "Stockholder") of Insignia Financial Group, Inc., a Delaware corporation ("IFG"), hereby irrevocably appoints and constitutes each of Terry Considine, Peter Kompaniez and Tom Toomey who are duly authorized representatives of Apartment Investment and Management Company and each of them (the "Proxyholders"), the agents and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of IFG owned by the undersigned and listed below (specifically excluding any shares beneficially owned by a third party which are owned of record by the Stockholder), which shares are listed below (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof or issued in respect of the options listed below (the "Options"), on or after the date hereof and prior to the date this proxy terminated, to vote the Shares and other shares as follows:

      The agents and proxies named above are empowered at any time prior to termination of this proxy to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of the stockholders of IFG, and in every written consent in lieu of such a meeting, or otherwise, (a) in favor of approval of the Merger, the Merger Agreement and the Spin Off (as such terms are defined in the Voting Agreement dated as of the date hereof, by and among IFG, the Stockholder and AIMCO (the "Voting Agreement")), and any matter that could reasonably be expected to facilitate the Merger, the Spin-Off and any related transactions and (b) against any Acquisition Proposal as such term is defined in the Merger Agreement. The Proxyholders may not exercise this proxy on any other matter. The Stockholder may vote the Shares and other shares on all such other matters.

      The proxy granted by the Stockholder to the Proxyholders hereby is granted as of the date of this Proxy in order to secure the obligations of the Stockholder set forth in Section 1 of the Voting Agreement, and is irrevocable and coupled with an interest in such obligations and in the interests in IFG held by Stockholder. This proxy will terminate upon the Expiration Date (as defined in the Voting Agreement).

      Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof or issued in respect of the Options on or after the date hereof are hereby revoked and no subsequent proxies will be given until such time as this proxy shall be terminated in accordance with its terms.

      Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The Stockholder authorizes the Proxyholders to file this proxy and any substitution or revocation of substitution with the Secretary of IFG and with any Inspector of Elections at any meeting of the stockholders of IFG.

      This proxy is irrevocable and shall survive the insolvency, incapacity, death or liquidation of the undersigned.

 Dated:  March 17, 1998


                          [STOCKHOLDER]




                          By: ______________________________



 Shares and Options to which this Irrevocable Proxy relates:

 ________ shares of IFG Common Stock


 ________ Options for shares of IFG Common Stock



                                  ANNEX B

 ENCUMBRANCES UPON THE SHARES HELD BY THE UNDERSIGNED